Exhibit 10.13

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

dated as of December 6, 2006

among

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

TALECRIS BIOTHERAPEUTICS, INC.

PRECISION PHARMA SERVICES, INC.

TALECRIS PLASMA RESOURCES, INC.
as Grantors,

the other Grantors party hereto,

and

MORGAN STANLEY SENIOR FUNDING, INC.

as Administrative Agent

SCHEDULE I – GENERAL INFORMATION

SCHEDULE II – COLLATERAL LOCATIONS

SCHEDULE III – INVESTMENT RELATED PROPERTY

SCHEDULE IV – MATERIAL CONTRACTS

SCHEDULE V – LETTERS OF CREDIT

SCHEDULE VI – INTELLECTUAL PROPERTY

SCHEDULE VII – COMMERCIAL TORT CLAIMS

Annex I – Pledge Supplement

Annex II – New Grantor Pledge Supplement

Annex III – Patent Security Agreement

Annex IV – Trademark Security Agreement

Annex V – Copyright Security Agreement

Annex VI – Collateral Access Agreement

Annex VII – Bailee Agreement

THE EXERCISE BY THE ADMINISTRATIVE AGENT OR ANY LENDER HEREUNDER OF ITS RIGHTS HEREUNDER IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS IN THE INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 12.16 BELOW.

This PLEDGE AND SECURITY AGREEMENT, dated as of December 6, 2006 (this “Security Agreement”), among TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., a Delaware corporation, TALECRIS BIOTHERAPEUTICS, INC., a Delaware corporation, PRECISION PHARMA SERVICES, INC., a Delaware corporation and TALECRIS PLASMA RESOURCES, INC., a Delaware corporation, as Grantors, and the other Grantors from time to time party to this Security Agreement, in favor of MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”) as the administrative agent for each of the Secured Parties (together with its successor(s) in such capacity, the “Administrative Agent”) (terms used in the preamble and the recitals to this Security Agreement that are not otherwise defined have the meanings set forth below or incorporated by reference, as provided below).

RECITALS:

WHEREAS reference is made to that certain First Lien Term Loan Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Administrative Agent;

WHEREAS each Grantor will realize substantial direct and indirect benefits as a result of the transactions contemplated by the Credit Agreement;

WHEREAS subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Swap Agreements with one or more Lenders or Affiliates of the Lenders;

WHEREAS in consideration of the extensions of credit and other accommodations of the Lenders and the Administrative Agent (and their respective Affiliates) pursuant to the Credit Agreement and the Swap Agreements, respectively, each Grantor has agreed to grant a security interest in (subject to the limitations set forth herein) substantially all of such Grantor’s assets to secure all Obligations and all Guaranteed Obligations (the “Secured Obligations”) as more specifically set forth herein; and

WHEREAS each security interest granted herein in respect to the Secured Obligations is subject to the terms, conditions and restrictions in the Intercreditor Agreement, dated as the date hereof (as it may be amended restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Morgan Stanley, for itself and in its capacity as agent for the Lenders and as agent for the Second Lien Term Lenders, and Wachovia Bank, National Association, for itself and in its capacity as agent for the Revolving Lenders.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor party hereto and the Administrative Agent agree as follows:

SECTION 1          DEFINITIONS

1.1          General Definitions. In this Security Agreement, the following terms (whether or not bolded) shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Account Debtor” means each Person who is obligated on a Receivables Contract or any Supporting Obligation related thereto.

“Accounts” means all “accounts” as defined in Article 9 of the UCC, including Health-Care-Insurance Receivables.

“Additional Grantors” shall have the meaning set forth in Section 5.2.

“Administrative Agent” shall have the meaning set forth in the preamble.

“Authenticate” means “authenticate” as defined in Article 9 of the UCC.

“Authorized Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, a Financial Officer.

“Bailee Agreement” means a Bailee Agreement substantially in the form of Annex VII or otherwise reasonably acceptable to the Administrative Agent.

 “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bonus Plan” means the Talecris Biotherapeutics Holdings Corp. Special Recognition Bonus Plan effective as of October 1, 2006.

“Borrowers” means Talecris Biotherapeutics Holdings Corp., a Delaware corporation, Talecris Biotherapeutics, Inc., a Delaware corporation, Precision Pharma Services, Inc., a Delaware corporation, Talecris Plasma Resources, Inc., a Delaware corporation and each other direct or indirect subsidiary of any such Person that is or becomes a Borrower from time to time pursuant to the terms in the Credit Agreement, and their respective successors.

“Cash Proceeds” means all proceeds of any Collateral consisting of cash, checks and other near-cash items.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in the UCC.

“Collateral” shall have the meaning set forth in Section 2.1.

“Collateral Access Agreement” means a Collateral Access Agreement substantially in the form of Annex VI or otherwise reasonably acceptable to the Administrative Agent.

“Collateral Accounts” shall have the meaning set forth in Section 4.4.4.

 “Collateral Documents” means, collectively, this Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Obligations.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property; provided, that, such term shall not include the voting Equity Interests of any Foreign Subsidiary in excess of sixty-five percent (65%) of the issued and outstanding Equity Interests of such Foreign Subsidiary entitled to vote (representing not greater than sixty-five percent (65%) of the total combined voting power of all classes of Equity Interests entitled to vote) (within the meaning of Treas. Reg. Section 1.956-2(c)(2) or any successor or similar statute).

“Collection Account” shall have the meaning set forth in Section 4.4.4.

“Commercial Tort Claims” means all “commercial tort claims” as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule VII (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) means all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Copyright Licenses” means any and all agreements granting any right in, to or under Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time).

“Copyrights” means all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Copyright Security Agreement” means the agreement substantially in the form of Annex V.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Accounts” (i) means all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” means all “documents” as defined in Article 9 of the UCC.

“Documents Evidencing Goods” means all Documents evidencing, representing or issued in connection with Goods.

“Domestic Subsidiary” means any Subsidiary of the Parent that is not a Foreign Subsidiary.

 “Effective Date” means the date on which the conditions specified in Section 4.01 of the Credit Agreement are satisfied (or waived in accordance with Section 9.02 of the Credit Agreement).

“Equipment” means:  (i) all “equipment” as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

“Equity Interests” means shares of capital stock (whether preferred or common), partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Excluded Cash Accounts” means €1,500,000 of the Loan Parties’ Collections at any one time in accounts located in Germany and (ii) $3,700,000 of amounts collected on behalf of Hema-Quebec.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, vice president – finance, or controller of the applicable Person.

“Fixtures” means all “fixtures” as defined in Article 9 of the UCC.

“Foreign Subsidiary” means any Subsidiary of a Borrower that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

 “GAAP” means generally accepted accounting principles in the United States.

“General Intangibles” (i) means all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) means all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory, Equipment, Documents Evidencing Goods and Software Embedded In Goods.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

 “Guaranteed Obligations” means, collectively, the “Guaranteed Obligations” as defined in any Guarantee made by any Person guaranteeing payment and performance of the Obligations.

“Grantor” means the Borrowers, any Subsidiary Guarantor or any Additional Grantors.

 “Health-Care-Insurance Receivable” means “health-care-insurance receivable” as defined in Article 9 of the UCC.

 “Instruments” means all “instruments” as defined in Article 9 of the UCC.

“Insurance” means:  (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.

 “Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intellectual Property Licenses” means, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

“Inventory” means:  (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory in Article 9 of the UCC).

“Investment Accounts” means the Collateral Accounts, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” means:  (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts and (iv) Certificates of Deposit.

“Lender” means a lender having a commitment or credit exposure under the Credit Agreement.

“Letter of Credit” means any letter of credit issued pursuant to this Security Agreement.

“Letter of Credit Right” means “letter-of-credit right” as defined in Article 9 of the UCC.

 “Lien” means with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, collateral assignment, encumbrance, charge or security interest in, on or of such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing arrangement having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means the Credit Agreement and all other “Loan Documents”, as defined in the Credit Agreement.

“Loan Parties” means each Borrower and each Subsidiary Guarantor.

“Lock Box Agreement” shall have the meaning set forth in Section 4.4.4.

“Lock Boxes” shall have the meaning set forth in Section 4.4.4.

“Material Contract” means any contract or other arrangement to which any Grantor is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect.

“Money” means “money” as defined in Article 1 of the UCC.

“Morgan Stanley” shall have the meaning set forth in the preamble.

“Mortgages” means any mortgage, charge, deed of trust, leasehold mortgage, leasehold deed of trust, debenture or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on the right, title and interest of a Loan Party in and to real property owned or leased by such Loan Party.

“Non-Assignable Contract” means any agreement, contract or license to which any Grantor is a party that by its terms purport to restrict or prevent or penalize the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Non-payment Contract” means any contract or agreement to which any Grantor is a party other than any contract where the account debtor’s principal obligation is a monetary obligation; provided, that, Non-payment Contracts shall not include any Receivables Contracts.

“Obligation” means “Obligation” as defined in the Credit Agreement.

“Original Obligations” shall have the meaning set forth in Section 12.17(a).

“Parallel Debt Security” shall have the meaning set forth in Section 12.17.

“Parallel Obligations” shall have the meaning set forth in Section 12.17(a).

“Parent” means Talecris Biotherapeutics Holdings Corp., a Delaware corporation.

“Patent Licenses” means all agreements granting any right in, to, or under Patents (whether such Grantor is licensee or licensor thereunder) including without limitation, each agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time).

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, including, but not limited to each patent referred to in Schedule VI (as such schedule may be amended or supplemented from time to time), and with respect to any and all of the foregoing, (i) all applications therefore including, without limitations, the patent applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (v) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Patent Security Agreement” means the agreement substantially in the form of Annex III.

“Payment Intangible” means “payment intangible” as defined in Article 9 of the UCC.

 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity of whatever nature.

“Pledged Alternative Equity Interests” means all participation or other interests (subject to Section 2.2) in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, that, Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

“Pledged Debt” means all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), all monetary obligations owing to any Grantor from any other Grantor, the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” means all interests (subject to Section 2.2) in any limited liability company including, without limitation, all limited liability company interests listed on Schedule III under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Partnership Interests” means all interests (subject to Section 2.2) in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule III under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Stock” means all shares of capital stock owned by such Grantor (subject to Section 2.2), including, without limitation, all shares of capital stock described on Schedule III under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” means all interests (subject to Section 2.2) in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule III under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii)  all payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables Contracts” means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided, that, Receivables Contracts shall not include any Investment Related Property.

“Receivables Records” means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables Contracts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables Contracts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables Contracts, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivables Contracts.

“Record” means “record” as defined in Article 9 of the UCC.

“Representation Date” means each of (i) the date hereof, (ii) each date on which a Loan is made and (iii) each date on which any Letter of Credit is issued, renewed or extended.

“Revolving Obligation” means “Obligation” as defined in the Revolving Credit Agreement.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of the date hereof, among the Borrowers and the lenders party thereto.

“Revolving Lenders” means a lender having a commitment or credit exposure under the Revolving Credit Agreement.

 “Second Lien Obligation” means “Obligation” as defined in the Second Lien Term Loan Credit Agreement.

“Second Lien Term Loan Credit Agreement” means the Second Lien Term Loan Credit Agreement, dated as of the date hereof, among the Borrowers and the lenders party thereto.

“Second Lien Term Lenders” means a lender having a commitment or credit exposure under the Second Lien Term Loan Credit Agreement.

“Secured Obligations” shall have the meaning set forth in the recitals.

“Secured Parties” means, collectively, (i) the Administrative Agent, (ii) the Lenders, and (iii) any Lender or Affiliate of a Lender which is (or at the time such Swap Agreement was entered into, was) a counterparty to any Swap Obligation with any Borrower.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) means all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Security Agreement” shall have the meaning set forth in the preamble.

“Security Agreements” means this Security Agreement and any other pledge or security agreement entered into, after the date of this Security Agreement, by any Borrower (as required by the Credit Agreement or any other Loan Document).

“Software Embedded in Goods” means, with respect to any Goods, any computer program embedded in Goods and any supporting information or documentation provided in connection with the program if (i) the program is associated with the Goods in such a manner that the program customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

“Specified Canadian Account” means Account 4665967101 at JPMorgan Chase Bank, N.A., Toronto Branch, or an Affiliate thereof or such other accounts as the Grantors shall designate in writing to the Administrative Agent, in each case maintained in Canadian dollars.

“Specified Canadian Lock Box Account” means Lock Box 2409 at JPMorgan Chase Bank, N.A., Toronto Branch, or an Affiliate thereof or such other lock box accounts as the Grantors shall designate in writing to the Administrative Agent.

“State” means a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

 “Subsidiary Guarantor” means each Domestic Subsidiary that has executed and delivered to the Administrative Agent the Subsidiary Guaranty (including by means of a delivery of a supplement thereto) and their respective successors.

“Subsidiary Guaranty” means the guaranty executed and delivered by an Authorized Officer of the Borrower, each other Domestic Subsidiary existing on the Effective Date and each Domestic Subsidiary that becomes a Subsidiary Guarantor pursuant to the terms of the Credit Agreement, substantially in the form of Exhibit D thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that, no (i) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any Subsidiary, or (ii) purchase and sale agreements for supplies of inventory intended for actual use in the business of the Borrowers, shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Trade Secret Licenses” means any and all agreements granting any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), including with respect to any and all of the foregoing:  (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future infringement thereof, and (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademark Licenses” means any and all agreements granting any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time).

“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing:  (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time), (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Trademark Security Agreement” means the agreement set forth in Annex IV.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“USPTO” shall have the meaning set forth in Section 2.2.

1.2          Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Annexes” and “Schedules” shall be to Sections, Annexes and Schedules, as the case may be, of this Security Agreement unless otherwise specifically provided. Section headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Security Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2          GRANT OF SECURITY

2.1          Grant of Security. Each Grantor that is a party to this Security Agreement hereby grants to the Administrative Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to, the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, subject to Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(i)  Documents;

(ii)  Goods (including Documents Evidencing Goods and Software Embedded in Goods);

(iii)  Insurance;

(iv)  Intellectual Property;

(v)  Investment Related Property;

(vi)  Letter of Credit Rights;

(vii)  Money;

(viii)Non-payment Contracts;

(ix)  Receivables Contracts and Receivable Records;

(x)  Commercial Tort Claims;

(xi)  to the extent not otherwise included above, all General Intangibles, Material Contracts, motor vehicles and other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(xii)  to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2          Excluded Collateral. Notwithstanding the foregoing, the security interest granted under Section 2.1 shall not attach to and the term “Collateral” shall not include (a) any Lease, license, permit, concession, authorization, Material Contract, property rights or agreement to which each Grantor is a party or any of the Grantor’s rights or interests thereunder if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of any Grantor therein or (ii) a termination pursuant to the terms of, or a default which would give rise to a right to terminate under, any such Lease, license, permit, concession, authorization, Material Contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) applications filed in the U.S. Patent and Trademark Office (the “USPTO”) to register trademarks or service marks on the basis of any Grantor’s “intent to use” such marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral, (c) any of the Equity Interests of a Foreign Subsidiary in excess of sixty-five percent (65%) of the issued and outstanding Equity Interests of such Foreign Subsidiary entitled to vote (representing not greater than sixty-five percent (65%) of the total combined voting power of all classes of Equity Interests entitled to vote) (within the meaning of Treas. Reg. Section 1.956-2(c)(2) or any successor or similar statute), (d) Equity Interests in Excluded Joint Ventures, (e) any assets subject to a Capital Lease Obligation or purchase money security interest to the extent that contract governing such transactions prohibits the granting of a lien in such assets and (f) an amount equal to $55,362,740 held in account number 134757548 at JPMorgan Chase Bank until December 31, 2006.

SECTION 3          SECURITY FOR OBLIGATIONS

3.1          Security for Obligations. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

3.2          Continuing Liability under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral (including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests), to perform all of the obligations undertaken by such Grantor thereunder, all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Security Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by such Grantor or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral (including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests), and (iii) the exercise by the Administrative Agent of any of the Administrative Agent’s rights hereunder shall not release any Grantor from any of the Administrative Agent’s duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4          REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1          Generally.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  subject to the filing of all UCC financing statements naming such Grantor party hereto as “grantor” and the Administrative Agent as “administrative agent” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Section (E) of Schedule I (as such schedule may be amended or supplemented from time to time), the execution of a deposit account control agreement, the recording of the Trademark Security Agreement and the Patent Security Agreement in the USPTO within three (3) months of the date hereof, and the recording of the Copyright Security Agreement in the U.S. Copyright Office within thirty (30) days of the date hereof, against the U.S. applied-for or other Intellectual Property owned by such Grantor included in the Collateral, the security interests granted to the Administrative Agent hereunder constitute valid and perfected Liens (subject only to Liens permitted by Section 6.02 of the Credit Agreement) to the extent that such security interests may be perfected by such filings or control agreements; provided, that, recording of the Trademark Security Agreement and the Patent Security Agreement in the USPTO and the Copyright Security Agreement with the U.S. Copyright Office may be necessary to perfect the security interest of the Administrative Agent in issued Patents, and registrations and applications for other U.S. Intellectual Property that are acquired by the Grantors after the date hereof; and the taking of actions outside the United States may be required in order to perfect the Administrative Agent’s Lien in foreign registered or applied-for Intellectual Property owned by such Grantor;

(ii)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, other than the financing statements filed in favor of the Administrative Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Administrative Agent for filing and (y) financing statements filed in connection with Liens permitted by Section 6.02 of the Credit Agreement;

(iii)  no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (x) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Administrative Agent hereunder or for the execution, delivery and performance of this Security Agreement by any Grantor, (y) the perfection or maintenance of the security interests hereunder, including the priority of such security interest or the exercise by the Administrative Agent of the Administrative Agent’s rights and remedies hereunder or (z) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or provided for by applicable law), except (1) for the filings contemplated by clause (i) in this Section 4.1, (2) the initiation of judicial process by the Administrative Agent to exercise remedies, and (3) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities or as may be required under federal laws pertaining to Intellectual Property, including the filing of the Patent, Trademark, and Copyright Security Agreements with USPTO and U.S. Copyright Office;

(iv)  all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Administrative Agent of the voting rights provided for in this Security Agreement have been made or obtained, except for the taking of actions outside the United States that may be required to secure the Administrative Agent’s voting rights with respect to any foreign stock, except to the extent otherwise required by the Loan Documents;

(v)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, Section (A) of Schedule I (as such schedule may be amended or supplemented from time to time) accurately sets forth:  (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) such Grantor’s organizational identification number (and such Grantor represents and warrants that during the four months preceding the date hereof (or, if later, the date such Grantor becomes a party hereto) such Grantor has not had a different organizational identification number), and (z) the jurisdiction where such Grantor maintains such Grantor’s chief executive office or such Grantor’s sole place of business (or if such Grantor is a natural person, such Grantor’s principal residence and principal place of business), and for the one-year period preceding the date hereof, where it has been located.

(vi)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, the full legal name of such Grantor is as set forth in Section (A) of Schedule I and that such Grantor does not do (and during the past five (5) years has not done), business under any other name (including any trade-name or fictitious business name), except for those names set forth in Section (B) of Schedule I (as such schedule may be amended or supplemented from time to time);

(vii)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, except as provided in Section (C) of Schedule I, such Grantor has not changed such Grantor’s name, jurisdiction of organization, chief executive office or sole place of business (or, if such Grantor is a natural person, principal residence or principal place of business) or such Grantor’s corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years; and

(viii)  none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)  except for the security interest created by this Security Agreement, such Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted by Section 6.02 of the Credit Agreement, and such Grantor shall defend the Collateral against all Persons (other than the holder of any Lien permitted by Section 6.02 of the Credit Agreement with respect to such Lien) at any time claiming any interest therein; and

(ii)  such Grantor shall not change such Grantor’s name, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization, organizational identification number or jurisdiction of organization unless such Grantor shall have (a) notified the Administrative Agent in writing prior to any such change or establishment, identifying such new proposed name, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, organizational identification number or jurisdiction of organization, (b) if such change is material and if requested by the Administrative Agent, executed and delivered to the Administrative Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all applicable Supplements to Schedules thereto, and providing such other information in connection therewith as the Administrative Agent may reasonably request, and (c) subject to the terms, conditions and restrictions in the Intercreditor Agreement, taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Administrative Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby.

4.2          Equipment and Inventory.

(a)           Representations and Warranties. Each Grantor party hereto represents and warrants, on each Representation Date, that:

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, all of the Equipment and Inventory included in the Collateral is (and in connection with all of the Equipment and Inventory included in the Collateral and located in Alabama, Arizona or Florida for the past five (5) years has been) kept only at the locations specified in Schedule II (as such schedule may be amended or supplemented from time to time);

(ii)  any Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, except as could not reasonably be expected to have a Material Adverse Effect; and

(iii)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, except as set forth on Schedule II, none of the Inventory or Equipment included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or warehouseman.

(b)           Covenants and Agreements. Each Grantor covenants and agrees that:

(i)  such Grantor shall keep the Equipment and Inventory (other than Equipment and Inventory having a value not to exceed $100,000 at any location or $1,000,000 in the aggregate) in the locations specified on Schedule II (as such schedule may be amended or supplemented from time to time) unless such Grantor shall have (a) notified the Administrative Agent in writing promptly after any change in locations, identifying such new locations and providing such other information in connection therewith as the Administrative Agent may reasonably request, (b) taken all action necessary or reasonably requested with respect to such Equipment or Inventory required to be compliance with clause (ii) of this Section 4.2(b) and (c) delivered to the Administrative Agent a Collateral Access Agreement for each such new location to the extent required by the Credit Agreement;

(ii)  such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the continuous validity, perfection and the same or better priority of the Administrative Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Administrative Agent to exercise and enforce such Grantor’s rights and remedies hereunder, with respect to such Equipment and Inventory;

(iii)  such Grantor shall keep records of the Inventory that are correct and accurate in all material respects so as to permit reporting required by Section 5.01(h) of the Credit Agreement;

(iv)  subject to the terms, conditions and restrictions in the Intercreditor Agreement, such Grantor shall not deliver any Document Evidencing any Goods in excess of $1,000,000 in the aggregate to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Administrative Agent;

(v)  if any Equipment or Inventory is in possession or control of any third party, including, without limitation, any warehouseman, bailee or agent, such Grantor shall join with the Administrative Agent in notifying the third party of the Administrative Agent’s security interest and, subject to the terms, conditions and restrictions in the Intercreditor Agreement, using commercially reasonable efforts (A) to obtain a Bailee Agreement or other Authenticated acknowledgment from such third party that such Grantor is holding the Equipment and Inventory for the benefit of the Administrative Agent, or (B), if unavailable, to enter into other arrangements satisfactory to the Administrative Agent to protect the interest of the Administrative Agent in such Equipment or Inventory; and

(vi)  with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the request of the

Administrative Agent, (A) provide information with respect to any such Equipment in excess of $50,000 individually or $250,000 in the aggregate and (B) at any time (I) when the Grantors have such Equipment with an aggregate value in excess of $2,000,000 or (II) during the continuance of an Event of Default, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title issued with respect to Equipment with the value referred to in clause (vi)(A) of this Section 4.2(b) in connection with the initial filings required under clause (vi)(B) in this Section 4.2(b), and thereafter on or before the last day of each calendar quarter, deliver to the Administrative Agent copies of all such applications or other documents filed pursuant to clause (vi)(B) in this Section 4.2(b) during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3          Receivables Contracts.

(a)           Representations and Warranties. Each Grantor party hereto represents and warrants, on each Representation Date, that:

(i)  each Receivables Contract included in the most recent Borrowing Base Certificate (a) to the best of such Grantor’s knowledge, is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) to the best of such Grantor’s knowledge, is and will be enforceable in accordance with its terms, (c) is not, as of the date of the most recent Borrowing Base Certificate, subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) that are not reflected therein, and (d) is in compliance with all material applicable laws, whether federal, state, local or foreign; and

(ii)  to the extent requested by the Administrative Agent, such Grantor has delivered to the Administrative Agent a complete and correct copy of each standard form of document under which a Receivable Contract may arise.

(b)           Covenants and Agreements:  Each Grantor hereby covenants and agrees that:

(i)  such Grantor shall keep and maintain at such Grantor’s own cost and expense, records of the Receivables Contracts that are correct and accurate in all material respects so as to permit reporting required by Section 5.01(h) of the Credit Agreement;

(ii)  such Grantor shall perform in all material respects all of such Grantor’s obligations with respect to the Receivables Contracts except where the failure to do so does not have a Material Adverse Effect on the Borrowing Base, as reported in the most recently delivered Borrowing Base Certificate;

(iii)  such Grantor shall not amend, modify, terminate or waive any provision of any Receivable Contract in any manner that could reasonably be expected to have a Material Adverse Effect on the value as Collateral of the Receivables Contracts, taken as a whole, of any Person who is an Account Debtor with respect to more than $1,000,000 of aggregate Receivables Contracts to the Grantors;

(iv)  except as otherwise provided in this subsection and except as could not reasonably be expected to have a Material Adverse Effect, such Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables Contracts and any Supporting Obligation and diligently exercise each material right such Grantor may have under any Receivables Contracts, any Supporting Obligation or Collateral Support, in each case, at such Grantor’s own expense; provided, that, notwithstanding the foregoing and subject to the terms, conditions and restrictions in the Intercreditor Agreement, the Administrative Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Administrative Agent’s security interest in the Receivables Contracts and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may, upon notice to the Administrative Borrower and subject to the terms, conditions and restrictions in the Intercreditor Agreement:  (1) direct the Account Debtors under any Receivables Contracts to make payment, of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent; (2) notify, or require any Grantor to notify, each Person maintaining a Lock Box or similar arrangement to which Account Debtors under any Receivables Contracts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such Lock Box or other arrangement directly to the Administrative Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables Contracts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done; provided further, that, if the Administrative Agent notifies any Grantor that the Administrative Agent has elected to collect the Receivables Contracts in accordance with the preceding sentence, any payments of Receivables Contracts received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in the Collateral Account maintained under the sole dominion and control of the Administrative Agent, and until so turned over, all amounts and Proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables Contracts, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Administrative Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivables Contract, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(v)  such Grantor shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivables Contract that is necessary for such Receivables Contract to be an Eligible Account.

(c)           Delivery and Control of Receivables Contracts. With respect to any Receivables Contracts in excess of $100,000 individually or $2,000,000 in the aggregate that is evidenced by, or constitutes, “tangible chattel paper” as defined in Article 9 of the UCC, such Grantor shall, subject to the terms, conditions and restrictions in the Intercreditor Agreement, cause each originally executed copy thereof to be delivered to the Administrative Agent (or the Administrative Agent’s agent or designee) appropriately indorsed to the Administrative Agent or indorsed in blank:  (i) with respect to any such Receivables Contracts in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables Contracts hereafter arising, within thirty (30) days of such Grantor acquiring rights therein. With respect to any Receivables Contracts in excess of $100,000 individually or $2,000,000 in the aggregate which would constitute “electronic chattel paper” under the UCC, such Grantor shall, subject to the request of the Administrative Agent and subject to the terms, conditions and restrictions in the Intercreditor Agreement, take all steps necessary to give the Administrative Agent control over such Receivables Contracts (as defined in Section 9-105 of the UCC):  (i) with respect to any such Receivables Contracts in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables Contracts hereafter arising, within thirty (30) days of such Grantor acquiring rights therein.

4.4          Investment Related Property.

4.4.1       Pledged Equity Interests.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, Schedule III (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned directly by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule III;

(ii)  there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests issued with regard to any Loan Party;

(iii)  without limiting the generality of clause (iii) of Section 4.1(a), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or priority status of the security interest of the Administrative Agent in any Pledged Equity Interests; and

(iv)  except as has been disclosed to the Administrative Agent, none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are:  (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)  without the prior written consent of the Administrative Agent, such Grantor shall not vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, subject to the terms, conditions and restrictions in the Intercreditor Agreement, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof;

(ii)  such Grantor shall provide prompt notice to the Administrative Agent of any change in the information contained in Schedule III; and

(iii)  such Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property that is Collateral to the Administrative Agent and, without limiting the foregoing and subject to the terms, conditions and restrictions in the Intercreditor Agreement, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Administrative Agent or the Administrative Agent’s nominee if an Event of Default has occurred and is continuing and in such circumstances to the substitution of the Administrative Agent or the Administrative Agent’s nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.2       Pledged Debt.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, Schedule III (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor; and

(ii)  the Pledged Debt referred to in clause (i) in this Section 4.4.2(a) constitutes all of the issued and outstanding intercompany indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that such Grantor shall notify the Administrative Agent of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

4.4.3       Investment Accounts.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, Schedule III (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which such Grantor has an interest;

(ii)  such Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any such Securities Account or Commodity Account or any securities or other property credited thereto, in each case other than the interests of the representatives for the Revolving Obligations and the Second Lien Obligations; and

(iii)  subject to the terms, conditions and restrictions in the Intercreditor Agreement, such Grantor has taken all actions required under any Loan Document to establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC).

(b)           Delivery and Control. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, subject to the terms, conditions and restrictions in the Intercreditor Agreement, each Grantor shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance acceptable to the Administrative Agent pursuant to which such Grantor shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts or Securities Entitlements that exist on the Effective Date, as of or prior to the Effective Date (or such longer period of time as may be agreed in writing by the Administrative Agent) and (ii) any Securities Accounts or Securities Entitlements that are created or acquired after the Effective Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

4.4.4       Deposit Accounts.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, Schedule III (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Deposit Accounts”, all of the Deposit Accounts maintained by such Grantor in which all cash, checks or similar payments relating to or constituting payments made in respect of Receivables Contracts will be deposited (the “Collateral Accounts”);

(ii)  such Grantor is the sole account holder of each such Collateral Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having either sole dominion or control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over any such Collateral Account or any money or other property deposited therein (other than any such control which has been released or terminated prior to the Effective Date and control arising by operation of law in favor of the depository bank at which such Collateral Account is maintained), in each case other than the interests of the representatives for the Revolving Obligations and the Second Lien Obligations; and

(iii)  subject to the terms, conditions and restrictions in the Intercreditor Agreement, such Grantor has taken all actions required hereunder to establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than any Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s employees) and other than Deposit Accounts containing from time to time no more than $15,000 individually and $75,000 in the aggregate.

(b)           Covenants and Agreements. Subject in each case to the terms, conditions and restrictions in the Intercreditor Agreement, each Grantor hereby covenants and agrees that:

(i)  on or before the Effective Date, such Grantor shall (a) execute and deliver to the Administrative Agent, for each Collateral Account, an agreement in form and substance satisfactory to the Administrative Agent, pursuant to which the Administrative Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Collateral Account, and (b) establish Lock Box service (the “Lock Boxes”) with the bank(s) set forth on Schedule III under the heading “Lock Boxes”, which Lock Boxes shall be subject to irrevocable Lock Box agreements in form and substance satisfactory to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein (other than amounts deposited in the Specified Canadian Lock Box Account and the Excluded Cash Accounts, to the extent provided in clause (ii)  of this Section 4.4.4(b)) to the Collateral Account (a “Lock Box Agreement”);

(ii)  subject to clause (b) of Section 6.15 of the Credit Agreement, each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. Except as otherwise provided below and in clause (b) of Section 6.15 of the Credit Agreement with respect to the Specified Canadian Lock Box Account and the Excluded Cash Accounts, the Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. Except as otherwise provided below and in clause (b) of Section 6.15 of the Credit Agreement with respect to the Specified Canadian Lock Box Account and the Excluded Cash Accounts, at no time shall any Grantor remove any item from a Lock Box or from a Collateral Account without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Administrative Agent, the Administrative Agent shall, notwithstanding the language set forth in clause (v) of Section 4.3(b), be entitled to make such notification directly to the applicable Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any Proceeds of any Receivables Contract (except as permitted below with respect to the Specified Canadian Lock Box Account and the Excluded Cash Accounts), such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables Contracts received by it to a Collateral Account. Except as otherwise provided below with respect to the Specified Canadian Lock Box Account and the Excluded Cash Accounts, all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Account will be swept on a daily basis into a collection account maintained by the Grantors with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.2. The Lock Box Agreement with respect to the Specified Canadian Lock Box Agreement shall provide that, until notice is given to the depository bank by the Administrative Agent, funds deposited into the Specified Canadian Lock Box Account with respect to Receivables Contracts payable in Canadian Dollars will be swept into the Specified Canadian Account (and after such notice is given, such funds shall be swept into a Collection Account specified by the Administrative Agent). The Borrowers may use such funds to support its Canadian business and operations, and may hold up to Cdn$1,000,000 in the Specified Canadian Account for such purpose; provided, that any funds received in such account in excess of such amount (or any funds received in dollars) shall be converted into dollars (as applicable) and paid on a daily basis into a Collection Account. Further, it is understood that any funds received in the Excluded Cash Accounts in excess of the amounts specified in the definition of Excluded Lockbox Accounts (or any funds received in dollars) shall be converted into dollars (as applicable) and paid on a daily basis into a Collection Account.

(ii)  before opening or replacing any Collateral Account, other Deposit Account, or establishing a new Lock Box, such Grantor shall (a)  with respect to (i) (A) any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s employees, or (B) any other than Deposit Account that will contain from time to time no more than $15,000 individually and $75,000 in the aggregate, provide prior written notice to the Administrative Agent of the opening of such Deposit Account, or (ii) any other Deposit Account, obtain the Administrative Agent’s consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which such Grantor seeks to open (i) a Deposit Account other than (A) any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s employees or (B) any other Deposit Account that will contain from time to time no more than $15,000 individually and $75,000 in the aggregate, to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent “control” (within the meaning of Section 9-104 of the UCC) over the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such Deposit Account Control Agreement or Lock Box Agreement shall be subject to the provisions of the Credit Agreement regarding setoffs; and

(iii)  All amounts deposited in the Collateral Accounts shall be deemed received by the Administrative Agent in accordance with Section 2.16(a) of the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.16(b) of the Credit Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

4.4.5       Investment Related Property Generally.

(a)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)  in the event such Grantor acquires rights in any Investment Related Property (other than Receivables Contracts, to the extent not required to be delivered under Section 4.3(b)) after the date hereof, such Grantor shall notify the Administrative Agent thereof; provided, that, notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to all Investment Related Property included in the definition of Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver notice as required hereby;

(ii)  except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property that is Collateral, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Administrative Agent over such Investment Related Property (including, without limitation, delivery thereof to the Administrative Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Administrative Agent and shall be segregated from all other property of such Grantor; and

(iii)  if any issuer of any Investment Related Property that is Collateral and that (A) is a Subsidiary or (B) represents an investment of more than $2,500,000 by the Grantors, is located in a jurisdiction outside of the United States, such Grantor shall, upon the request of the Administrative Agent, take such additional actions, including, without limitation, causing the issuer to register the pledge on such issuer’s books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent, and in each case as the Administrative Agent shall reasonably (taking into account the costs of delivery of such security documents and the benefits provided by such security documents) request. Subject to the occurrence of an Event of Default and to the terms, conditions and restrictions in the Intercreditor Agreement, the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to the Administrative Agent’s name or the name of the Administrative Agent’s nominee or agent. In addition, subject to the terms, conditions and restrictions in the Intercreditor Agreement, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(b)           Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property that is Collateral in which such Grantor currently has rights (other than Receivables Contracts, to the extent not required to be delivered by Section 4.3(b)) such Grantor shall comply with the provisions of this Section 4.4.5(b) on or before the Effective Date and with respect to any Investment Related Property hereafter acquired by such Grantor (other than Receivables Contracts, to the extent not required to be delivered by Section 4.3(b)) such Grantor shall comply with the provisions of this Section 4.4.5(b) promptly upon acquiring rights therein, in each case in form and substance satisfactory to the Administrative Agent. With respect to any Investment Related Property that is Collateral that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account and other than Receivables Contracts, to the extent not required to be delivered by Section 4.3(b)), such Grantor shall cause such certificate or instrument to be delivered to the Administrative Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is Collateral that is an “uncertificated security” for purposes of the UCC  (other than any “uncertificated securities” credited to a Securities Account and other than Receivables Contracts, to the extent not required to be delivered by Section 4.3(b)), such Grantor shall cause the issuer of such uncertificated security to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Administrative Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c)           Voting and Distributions.

(i)  So long as no Event of Default shall have occurred and be continuing and until the Administrative Borrower has received notice from the Administrative Agent of the Administrative Agent’s intent to exercise the Administrative Agent’s rights under this Section 4.4.5(c):

(A)  each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not violative of the terms of this Security Agreement or the Credit Agreement; it being understood, however, that neither the voting by any Grantor of any Pledged Stock for, or any Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor any Grantor’s consent to or approval of any action otherwise permitted under this Security Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Security Agreement or the Credit

Agreement within the meaning of clause (i)(A) of this Section 4.4.5(c); and

(B)   the Administrative Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies and other instruments as any Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which such Grantor is entitled to exercise pursuant to clause (i)(A) of this Section 4.4.5(c); and

(ii)  subject to the occurrence and during the continuation of an Event of Default and subject to the terms, conditions and restrictions in the Intercreditor Agreement, after the Administrative Borrower has received notice from the Administrative Agent of the Administrative Agent’s intent to exercise the Administrative Agent’s rights under clause (ii) of this Section 4.4.5(c):

(A)  all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which such Grantor would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)   in order to permit the Administrative Agent to exercise the voting and other consensual rights which such Grantor may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which such Grantor may be entitled to receive hereunder: (1) such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (2) such Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth in Section 6.

4.5          Material Contracts.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  Schedule IV (as such schedule may be amended or supplemented from time to time) sets forth as of the Effective Date or, if later, the date such Grantor becomes a party hereto, all of the Material Contracts to which such Grantor has rights; and

(ii)  the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Administrative Agent as in effect on the Effective Date and thereafter to the extent required by clause (iii) of Section 4.5(b), are enforceable except as could not reasonably be expected to have a Material Adverse Effect.

(b)           Covenants and Agreements. Subject to the terms, conditions and restrictions in the Intercreditor Agreement, each Grantor hereby covenants and agrees that:

(i)  in addition to any rights under Section 4.3 relating to Receivables Contracts, the Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, subject to written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Administrative Agent;

(ii)  such Grantor shall deliver promptly to the Administrative Agent a copy of each material demand, notice or document received by such Grantor relating in any way to any Material Contract; and

(iii)  such Grantor shall deliver promptly to the Administrative Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract; provided, that, no prohibition on delivery shall be effective if such prohibition bargained for by such Grantor with the intent of avoiding compliance with clause (iii) of this Section 4.5(b)), and an explanation of any actions being taken with respect thereto.

4.6          Letter of Credit Rights.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, all letters of credit with a face value in excess of $1,000,000 to which such Grantor is the beneficiary is listed on Schedule V (as such schedule may be amended or supplemented from time to time); and

(ii)  if the Administrative Agent has so requested, such Grantor has obtained the consent of each issuer of any letter of credit with a face value in excess of $1,000,000 to which such Grantor is the beneficiary to the assignment of the Proceeds of such letter of credit to the Administrative Agent.

(b)           Covenants and Agreements. Subject to the terms, conditions and restrictions in the Intercreditor Agreement, each Grantor hereby covenants and agrees that with respect to any letter of credit with a face value in excess of $1,000,000 to which such Grantor is the beneficiary hereafter arising such Grantor shall give notice thereof to the Administrative Agent and shall use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the Proceeds of the letter of credit to the Administrative Agent and shall deliver to the Administrative Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto.

4.7          Intellectual Property.

(a)           Representations and Warranties. Except as disclosed in Section (E) of Schedule VI (as such schedule may be amended or supplemented from time to time), each Grantor party hereto hereby represents and warrants, on each Representation Date, that:

(i)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, Schedule VI (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all material United States and Canadian registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor and (ii) all material Patent Licenses, Trademark Licenses, Copyright Licenses, and Trade Secret Licenses (x) granting rights to any third party to use any Intellectual Property owned by or licensed to any Grantor or (y) granting rights to any Grantor to use Intellectual Property owned by a third party and that is material to the business of such Grantor;

(ii)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, all issued Patents and registrations and applications for other Intellectual Property included in the Collateral are standing in the name of such Grantor as identified on Schedule VI;

(iii)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule VI (as such schedule may be amended or supplemented from time to time), and, such Grantor owns or has the valid right to use all other Intellectual Property used in or necessary to conduct such Grantor’s business free and clear of all Liens, claims, encumbrances and material licenses, granted by such Grantor, except for Liens permitted by Section 6.02 of the Credit Agreement and the Intellectual Property Licenses set forth on Schedule VI (as such schedule may be amended or supplemented from time to time), in each case except as could not reasonably be expected to have a Material Adverse Effect;

(iv)  as of the Effective Date or, if later, the date such Grantor becomes a party hereto, all Intellectual Property owned by such Grantor and licensed to such Grantor: (i) is subsisting, (ii) is valid and enforceable, and (iii) has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each item of Intellectual Property set forth on Schedule VI, in full force and effect, in each case except as could not reasonably be expected to have a Material Adverse Effect;

(v)  except as could not reasonably be expected to have a Material Adverse Effect, no action or proceeding before any court or administrative authority is pending or, to the best of Grantor’s knowledge, threatened against Grantor challenging such Grantor’s right to register, the validity of, or such Grantor’s rights to own, use, or license any Intellectual Property;

(vi)  such Grantor has been using statutory notice of registration in connection with such Grantor’s use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)  the conduct of such Grantor’s business does not infringe upon any material trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party, and no claim is pending, or to the best of such Grantor’s knowledge, threatened, that the conduct of such Grantor’s business or the use of any Intellectual Property owned or used by Grantor violates the asserted rights of any third party, in each case except as could not reasonably be expected to have a Material Adverse Effect; and

(viii)  no third party is, to the best of such Grantor’s knowledge,  infringing upon, misappropriating or otherwise violating any Intellectual Property owned or used by such Grantor, or any of such Grantor’s respective licensees, and no claims of infringement or other violation have been asserted by any Grantor that remain unresolved, except as could not reasonably be expected to have a Material Adverse Effect.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i)  except for Copyrights the loss of which could not reasonably be expected to have a Material Adverse Effect, such Grantor shall, within thirty (30) days of the creation or acquisition of any Copyrightable work, apply to register the Copyright in the United States Copyright Office and such Grantor shall record such Grantor’s interest in any exclusive license of a Copyright to such Grantor in the U.S. Copyright Office within thirty (30) days of the execution of such license;

(ii)  such Grantor shall promptly notify the Administrative Agent if such Grantor knows or has reason to know that any item of Intellectual Property included in the Collateral that is in use and has more than negligible value may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the USPTO, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court arbitral tribunal or regulatory agency, in each case if such event could reasonably be expected to have a Material Adverse Effect;

(iii)  in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and to protect such Grantor’s exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, in each case except as could not reasonably be expected to have a Material Adverse Effect;

(iv)  such Grantor shall, concurrently with any delivery of financial statements under Sections 5.01(a) or (b) of the Credit Agreement, report to the Administrative Agent of any and all of the following:  (i) the filing by Grantor or on such Grantor’s behalf of any application to register any Intellectual Property, owned by such Grantor in whole or in part, with the USPTO, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, (ii) the registration of any Intellectual Property owned by Grantor in whole or in part by any such office, and (iii) the acquisition by such Grantor of any issued Patent, or application or registration of any other Intellectual Property, and, in each case, such Grantor shall deliver to the Administrative Agent signed counterparts of the Trademark Security Agreement, Patent Security Agreement, or Copyright Security Agreement, as applicable, together with all Supplements to the Schedules thereto;

(v)  such Grantor shall use commercially reasonable efforts to avoid the inclusion in any Patent License, Copyright License, Trademark License, Trade Secret License or any other Contract regarding Intellectual Property to which such Grantor hereafter becomes a party, of provisions that would prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests under such Contract or in any Intellectual Property acquired under such Contracts; and

(vi)  such Grantor shall use statutory notice of registration in connection with such Grantor’s use of any of any registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrighted material, except as could not reasonably be expected to have a Material Adverse Effect.

4.8          Commercial Tort Claims.

(a)           Representations and Warranties. Each Grantor party hereto hereby represents and warrants, as of the Effective Date or, if later, the date such Grantor becomes a party hereto, that Schedule VII (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims in excess of $100,000 of such Grantor; and

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $1,000,000 hereafter arising such Grantor shall deliver to the Administrative Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all applicable Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5          FURTHER ASSURANCES; ADDITIONAL GRANTORS

5.1          Further Assurances.

(a)           Each Grantor agrees that from time to time, upon the request of the Administrative Agent and at the expense of such Grantor, that such Grantor shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce the Administrative Agent’s rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor shall (subject to the terms, conditions and restrictions in the Intercreditor Agreement):

(i)  file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)  upon the request of the Administrative Agent, take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in Intellectual Property (a) with any U.S. federal intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending, including, without limitation, the USPTO and the United States Copyright Office and (b) with any state or foreign intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending;

(iii)  if an Event of Default has occurred and is continuing, upon the request by the Administrative Agent, assemble all or part of the Collateral as directed by the Administrative Agent and make such Collateral available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and allow inspection of the Collateral by the Administrative Agent, or persons designated by the Administrative Agent; and

(iv)  if an Event of Default has occurred and is continuing, at the Administrative Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Administrative Agent’s security interest in all or any part of the Collateral.

(b)           Subject to the terms, conditions and restrictions in the Intercreditor Agreement, each Grantor party hereto hereby authorizes the Administrative Agent to take all steps the Administrative Agent deems reasonably necessary to maintain and preserve the Collateral, consistent with the Grantor’s obligations to do so hereunder, all at the Grantor’s expense.

(c)           Each Grantor party hereto hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Administrative Agent may determine, in the Administrative Agent’s sole discretion, are necessary or advisable to perfect the security interest granted to the Administrative Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in the Administrative Agent’s sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property”, whether now owned or hereafter acquired. Each Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(d)           Subject to the terms, conditions and restrictions in the Intercreditor Agreement, each Grantor party hereto hereby authorizes the Administrative Agent to modify this Security Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule VI (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof.

5.2          Additional Grantors. From time to time subsequent to the date hereof, additional Domestic Subsidiaries may become parties hereto as Additional Grantors, by executing and delivering to the Administrative Agent a completed Pledge Supplement, substantially in the form of Annex II. Subject to delivery of any such counterpart agreement to the Administrative Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that such Grantor’s obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of any Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6          ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT

6.1          Power of Attorney. Each Grantor party hereto hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Administrative Agent or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement (in each case subject to the terms, conditions and restrictions in the Intercreditor Agreement) including, without limitation, the following:

(a)           to prepare, sign, and file for recordation in any Intellectual Property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor or pledgor;

(b)           to take or cause to be taken all actions necessary to perform, or cause performance of, any agreement contained herein in accordance with Section 10, including, without limitation, access to pay or discharge taxes or Liens (other than Liens permitted by Section 6.02 of the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in the Administrative Agent’s sole discretion, any such payments made by the Administrative Agent to become obligations of such Grantor to the Administrative Agent, due and payable immediately without demand; and

(c)           subject to the occurrence and during the continuance of any Event of Default:

(i)  to obtain and adjust insurance required to be maintained by such Grantor or paid to the Administrative Agent pursuant to the Loan Documents;

(ii)  to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)  to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with Section 6.1(b);

(iv)  to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(v)  to sell, transfer, assign, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Grantor’s expense, at any time or from time-to-time, all acts and things that the Administrative Agent deems reasonably necessary to protect, preserve, or realize upon the Collateral and the Administrative Agent’s security interest therein as fully and effectively as such Grantor might do.

(d)           The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon such Grantor to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by such Grantor hereunder, the Administrative Agent shall, subject to the terms, conditions and restrictions in the Intercreditor Agreement, have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in the Administrative Agent’s possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords the Administrative Agent’s own property. Neither the Administrative Agent nor any of the

Administrative Agent’s directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so.

SECTION 7          REMEDIES

7.1          Generally.

(a)           If any Event of Default shall have occurred and be continuing, subject to the terms, conditions and restrictions in the Intercreditor Agreement the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to the Administrative Agent at law or in equity, all the rights and remedies of the Administrative Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may (subject in each case to the Intercreditor Agreement) pursue any of the following separately, successively or simultaneously:

(i)  require any Grantor to, and each Grantor hereby agrees that such Grantor shall at such Grantor’s expense and promptly upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make the Collateral available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties;

(ii)  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)  prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Administrative Agent deems appropriate; provided, that, processed, reconditioned, or repaired products that are sold under the Grantor’s Trademarks shall be of at least substantially comparable quality to the same products those sold under such Trademarks at the time of the Event of Default, and shall, if applicable, be labeled as “reconditioned”, or the like, to the extent required by law; and

(iv)  without notice, except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis, to the extent the Grantor has the lawful right to do so), or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as may be commercially reasonable.

(b)           Subject in each case to the terms, conditions and restrictions in the Intercreditor Agreement, the Administrative Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Administrative Agent, as Administrative Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor party hereto hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which such sale was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor party hereto hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the Proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Administrative Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.1(b) will cause irreparable injury to the Administrative Agent, that the Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1(b) shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 7.1(b) shall in any way alter the rights of the Administrative Agent hereunder.

(c)           Subject to the terms, conditions and restrictions in the Intercreditor Agreement, the Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

(d)           The Administrative Agent shall have no obligation to marshal any of the Collateral.

7.2          Application of Proceeds. Subject to the terms, conditions and restrictions in the Intercreditor Agreement, all Proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Administrative Agent against, the Secured Obligations in the following order of priority:  first, to the payment of all reasonable, out-of-pocket costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and the Administrative Agent’s agents and counsel, and all other reasonable, out-of-pocket expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification hereunder (in the Administrative Agent’s capacity as the Administrative Agent) and all advances made by the Administrative Agent hereunder in accordance with the terms hereof for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such Proceeds, to the payment of all other Secured Obligations for the ratable benefit of each Secured Party in the order set forth in Section 2.16 of the Credit Agreement, and third, to the extent of any excess of such Proceeds, to the payment to or subject to the order of such

Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3          Sales on Credit. If Administrative Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Administrative Agent and applied to Indebtedness of the Grantor. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Grantor shall be credited with Proceeds of the sale.

7.4          Investment Related Property.

(a)           Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act); provided, that, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register the Investment Related Property for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Administrative Agent determines to exercise the Administrative Agent’s right to sell any or all of the Investment Related Property, subject to written request, each Grantor shall, and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to, furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(b)           Subject to the terms, conditions and restrictions in the Intercreditor Agreement and subject to the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to apply the balance from any Deposit Account to the Secured Obligations or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Administrative Agent for application to the Secured Obligations.

7.5          Intellectual Property, etc.

(a)           Anything contained herein to the contrary notwithstanding, subject to the terms, conditions and restrictions in the Intercreditor Agreement and subject to the occurrence and during the continuation of an Event of Default:

(i)  the Administrative Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Administrative Agent or otherwise, in the Administrative Agent’s sole discretion, to enforce any

Intellectual Property which is included in the Collateral, in which event, such Grantor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all documents required by the Administrative Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Administrative Agent as provided in the Section in this Security Agreement relating to indemnity and expenses (Section 11) in connection with the exercise of the Administrative Agent’s rights under this Section 7.5;

(ii)  upon written demand from the Administrative Agent, each Grantor shall assign, convey or otherwise transfer to the Administrative Agent, or the Administrative Agent’s designee, all of such Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral, and shall execute and deliver to the Administrative Agent such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Intellectual Property;

(iii)  in the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer, and each Grantor shall supply to the Administrative Agent or the Administrative Agent’s designee such Grantor’s reasonably available manufacturing, advertising, and distribution know-how, and copies of records embodying such know-how, relating to products and services theretofore sold under such Trademarks;

(iv)  each Grantor agrees that an assignment, conveyance, or transfer of any Intellectual Property included in the Collateral shall be applied to reduce the Secured Obligations outstanding only to the extent that the Administrative Agent receives Cash Proceeds in respect of such assignment, conveyance, or other transfer of the Intellectual Property;

(v)  the Administrative Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to payments due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Administrative Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount of such payment, to the same extent as such Grantor could have done;

(vi)  all amounts and Proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by the Section in this Security Agreement relating to Cash Proceeds (Section 7.6); and

(vii)  after notice from the Administrative Agent, no Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           Subject to the terms, conditions and restrictions of the Intercreditor Agreement, if (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Administrative Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Administrative Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Administrative Agent as aforesaid, subject to any disposition thereof (including a lease or license) that may have been made by the Administrative Agent; provided, that, after giving effect to such reassignment, the Administrative Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Administrative Agent granted hereunder, shall continue to be in full force and effect; provided further, that, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Administrative Agent.

(c)           Subject to the terms, conditions and restrictions of the Intercreditor Agreement and solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 7, at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor party hereto hereby grants to the Administrative Agent, to the extent such Grantor has the lawful right to do so, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Grantor, subject, in the case of Trademarks, to the maintenance of quality standards with respect to the products and services sold under such Trademarks at a level at least substantially comparable to that prevailing at the time of Event of Default. The foregoing license grant to the Administrative Agent is in addition to, and not in limitation of, the Administrative Agent’s rights and remedies pursuant to Section 7.1 and Section 6.1.

SECTION 8          ADMINISTRATIVE AGENT

The Administrative Agent has been appointed to act as Administrative Agent hereunder by each Secured Party either pursuant to the Loan Documents or by their acceptance of the benefits hereof. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Security Agreement, the Intercreditor Agreement and the Credit Agreement. Without the written consent of the Secured Parties that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein. In furtherance of the foregoing provisions of this Section 8, each Secured Party, by such Secured Party’s acceptance of the benefits hereof, agrees that such Secured Party shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the benefit of each Secured Party in accordance with the terms of this Section 8. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Administrative Agent and such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Security Agreement, and, subject to the terms, conditions and restrictions of the Intercreditor Agreement, the retiring Administrative Agent under this Security Agreement shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under this Security Agreement, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created hereunder, whereupon such retiring or removed Administrative Agent shall be discharged from the Administrative Agent’s duties and obligations under this Security Agreement. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Security Agreement shall inure to the Administrative Agent’s benefit as to any actions taken or omitted to be taken by the Administrative Agent under this Security Agreement while the Administrative Agent was the Administrative Agent hereunder.

SECTION 9                               CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full in cash of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations (other than Unliquidated Obligations) and the cash collateralization of Unliquidated Obligations to the extent required by Section 9.02(d) of the Credit Agreement, be binding upon each Grantor, such Grantor’s successors and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Administrative Agent’s successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms, conditions and restrictions of the Loan Documents, including but not limited to the Intercreditor Agreement,, each Secured Party may assign or otherwise transfer any Secured Obligations held by such Secured Party to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise. Subject to the terms, conditions and restrictions of the Intercreditor Agreement, upon the payment in full in cash of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations (other than Unliquidated Obligations) and the cash collateralization of Unliquidated Obligations to the extent required by Section 9.02(d) of the Credit Agreement, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert and be deemed reassigned to Grantors. Upon any such termination, the Administrative Agent shall, at the Grantors’ request and expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination reversions and/or reassignment, without recourse, representation, or warranty of any kind; provided, that, notwithstanding the provisions of this Section 9, this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or upon the appointment of any intervener or conservator of, or trustee or similar official for any Grantor, or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

SECTION 10        STANDARD OF CARE; ADMINISTRATIVE AGENT MAY PERFORM

The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon the Administrative Agent to exercise any such powers. Subject to the terms, conditions and restrictions of the Intercreditor Agreement,  except for the exercise of reasonable care in the custody of any Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in the Administrative Agent’s possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords the Administrative Agent’s own property. Neither the Administrative Agent nor any of the

Administrative Agent’s directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral subject to the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under the Section in this Security Agreement relating to the payment of expenses (Section 12.2).

SECTION 11        INDEMNITY AND EXPENSES

(a)           Each Grantor jointly and severally agrees to indemnify the Administrative Agent and each of the Administrative Agent’s Related Parties pursuant to the terms set forth in Section 9.03(b) of the Credit Agreement.

(b)           The obligations of each Grantor in this Section 11 shall survive the termination of this Security Agreement and the discharge of such Grantor’s other obligations under this Security Agreement, the Credit Agreement, the Swap Agreements and any other Loan Documents.

SECTION 12        MISCELLANEOUS

12.1        Notices. All notices and other communications provided for herein shall be shall be made at the addresses, in the manner and with the effect provided in Section 9.01 of the Credit Agreement; provided, that, that for this purpose, the address of each Grantor shall be the one specified opposite the Grantor’s signature below.

12.2        Expenses. Each Grantor jointly and severally agrees to pay all expenses in connection herewith pursuant to the terms set forth in Section 9.03(a) of the Credit Agreement.

12.3        Amendments and Waivers.

(a)           Administrative Agent’s Consent. Other than as set forth in Section 5.2 and subject to Section 12.3(b), no amendment, modification, termination or waiver of any provision of this Security Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Administrative Agent (made in accordance with Section 9.02 of the Credit Agreement).

(b)           No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Security Agreement and the other Loan Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall the Administrative Agent preclude the further exercise of any such right, power or remedy.

12.4        Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns including all persons who become bound as debtor to this Security Agreement. No Grantor shall, without the prior written consent of the Administrative Agent, assign any right, duty or obligation hereunder, it being understood that mergers and consolidations permitted by Section 6.03 of the Credit Agreement shall not be deemed an assignment for purposes of this sentence.

12.5        Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof; provided, that, notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Section 11 and Section 12.2 shall survive the payment of the Secured Obligations and the termination hereof.

12.6        Marshaling; Payments Set Aside. Subject to the terms, conditions and restrictions of the Intercreditor Agreement, Administrative Agent shall not be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

12.7        Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.8        Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

12.9        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

12.10      CONSENT TO JURISDICTION.

(a)           EACH GRANTOR PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR SUCH GRANTOR AND SUCH GRANTOR’S PROPERTIES, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR SUCH GRANTOR’S PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           Each Grantor party hereto hereby irrevocably and unconditionally waives, to the fullest extent such Grantor may legally and effectively do so, any objection which such Grantor may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to in Section 12.10(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Security Agreement will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

12.11      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.12      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

12.13      Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Grantors and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

12.14      Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between each Grantor party hereto and the Administrative Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.15      Certain Grantors Not Parties. To the extent that any covenant contained herein purports to bind any Grantor that is not a party hereto, each such covenant shall be deemed to be a covenant of the Grantors party hereto to comply with the terms of such covenant and to cause each Grantor controlled by such covenant that is not a party hereto to comply with the terms of such covenant as if such Grantor were a Grantor party hereto.

12.16      Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Administrative Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent hereunder is subject to the terms, conditions and provisions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control; provided, that, this Agreement shall govern with regard to matters set forth in Section 2 in the event of any conflict relating thereto. With respect to the Liens and security interests securing the Indebtedness and other Obligations incurred or arising under or evidenced by this instrument and the rights and Obligations evidenced hereby with respect to the priority of such

Liens in the manner and to the extent set forth in the Intercreditor Agreement, each holder of the Obligations, by its acceptance hereof, irrevocably agrees to be bound by the terms, conditions and provisions of the Intercreditor Agreement.

12.17      Parallel Debt. For the purposes of taking and ensuring the continuing validity of security (“Parallel Debt Security”) under the Collateral Documents subject to the laws of (or to the extent affecting assets situated in) Germany, notwithstanding any contrary provision in this Security Agreement or the Credit Agreement:

(a)                                              subject to Section 12.17(d), each Loan Party irrevocably and unconditionally undertakes (such undertakings, the “Parallel Obligations”) to pay to the Administrative Agent amounts equal to all present and future amounts (the “Original Obligations”) owing by such Loan Party to a Secured Party under the Credit Agreement;

(b)                                             subject to Section 12.17(d), the Administrative Agent shall have its own independent right to demand and receive payment of the Parallel Obligations;

(c)                                              subject to Section 12.17(d), the Parallel Obligations shall not limit or affect the existence of the Original Obligations for which the Secured Parties shall have an independent right to demand payment;

(d)                                             notwithstanding paragraphs (a), (b) and (c) of this Section 12.17, payment by any Loan Party of its Parallel Obligations shall to the same extent decrease and be a good discharge of the corresponding Original Obligations owing to the relevant Secured Parties and payment by any Loan Party of its Original Obligations to the relevant Secured Parties shall to the same extent decrease and be a good discharge of the Parallel Obligations owing by it to the Administrative Agent;

(e)                                              the Parallel Obligations are owed to the Administrative Agent in its own name on behalf of itself and not as agent or representative of any other person nor as trustee and the Parallel Debt Security shall secure the Parallel Obligations so owing;

(f)                                                without limiting or affecting the Administrative Agent’s right to protect, preserve or enforce its rights under any Collateral Document, the Administrative Agent undertakes to each Secured Party not to exercise its rights in respect of the Parallel Obligations without the consent of the relevant Secured Party; and

(g)                                             the Administrative Agent undertakes to pay to the Secured Parties any amount collected or received by it in payment or partial payment of the Parallel Obligations and, subject to the terms, conditions and restrictions in the Intercreditor Agreement, shall distribute any amount so received to the Secured Parties in accordance with the terms of this Security Agreement as if such amounts had been received in respect of the Original Obligations.

IN WITNESS WHEREOF, each Grantor party hereto and the Administrative Agent have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ John Hanson
Name: John Hanson
Title: Exec VP & CFO, Treasurer

TALECRIS BIOTHERAPEUTICS, INC.

By:	/s/ John Hanson
Name: John Hanson
Title: Exec VP & CFO

PRECISION PHARMA SERVICES, INC.

By:	/s/ John Hanson
Name: John Hanson
Title: Exec VP & CFO

TALECRIS PLASMA RESOURCES, INC.

By:	/s/ John Hanson
Name: John Hanson
Title: Exec VP & CFO

MORGAN STANLEY SENIOR FUNDING, INC.
as Administrative Agent

By:	/s/ John McCann
Name: John McCann
Title: Vice President

SCHEDULE I
TO PLEDGE AND SECURITY AGREEMENT

[Schedules and Annexes Intentionally Omitted]